UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

Commission File Number 001-39223

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 South Shore Blvd., Suite 300, League City, Texas 77573

(Address of principal executive offices)

682-708-8250

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 1.01 Entry Into a Material Definitive Agreement.

On December 7, 2021, Poke Co Holdings, LLC (“Poke”), a wholly-owned subsidiary of Muscle Maker Inc., entered into a Development Agent Agreement (the “Development Agreement”) with Casa Moto LLC (“Casa Moto”) providing Casa Moto with the right to serve as agent for the development of franchises for “Pokemoto” restaurants through 2041 (the “Term”) in Worcester County, Massachusetts and Middlesex County, Massachusetts (the “Casa Development Area”). The Development Agreement requires the development of 15 restaurants through 2028 in the Casa Development Area and one in Hartford County, Connecticut. Upon execution of the Development Agreement, Casa Moto is required to pay Poke a fee of $137,500 representing ten initial franchise fees, which includes a prepayment of the initial franchise fee for one location in Hartford County and nine initial franchise fees for Worcester County and Middlesex County Massachusetts.

Under the Development Agreement, Poke has granted to Casa Moto an exclusive right to diligently screen and evaluate individuals to become franchisees for Pokemoto restaurants within the Casa Development Area, and to undertake Poke’s field responsibilities for development and services for franchisees. Further, Casa Moto is required to cause its franchisees to open the agreed upon restaurants during each development period during the Term. As long as Casa Moto maintains its exclusivity, Poke will not engage license any other development agent for the Casa Development Area.

This summary is qualified in its entirety by reference to the text of the Development Agreement and the Addendum to the Development Agreement, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

10.1*#	Development Agent Agreement between Poke Co Holdings, LLC and Casa Moto LLC dated December 7, 2021

10.2 #	Addendum to Poke CO Holdings, LLC Development Agent Agreement between Poke Co Holdings, LLC and Casa Moto LLC dated December 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

# Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	December 9, 2021
League City, Texas